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                                                                    Exhibit 23.1



                   CONSENT OF SCHWARTZ, LEVITSKY, FELDMAN, llp

         The undersigned, Schwartz, Levitsky, Feldman, llp, hereby consents to the use of our name and use of our auditor's report dated June 25, 1999 (except for notes 15 and 19 which the date is February 24, 2000) for Thinkpath.com Inc. formerly known as IT Staffing Ltd. (the "Company") and for use of our name and use of our auditor's report dated August 25, 1999 (except for note 8 for which the date is February 24, 2000) for Cad Cam, Inc. as filed with the Company's Registration Statement on Form SB-2, and any amendments thereto, being filed by the Company.



                                          /s/ Schwartz Levitsky Feldman, llp
                                          ----------------------------------
                                          Schwartz, Levitsky, Feldman, llp
                                          Chartered Accountants




February 25, 2000